                                                                      EXHIBIT 12

                      RATIO OF EARNINGS TO FIXED CHARGES
      AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                              THREE MONTHS ENDED
                                                      --------------------------------
                                                       FEBRUARY 28,        FEBRUARY 28,
                                                          1998                1997
                                                      -----------          -----------
RATIO OF EARNINGS TO FIXED CHARGES
Earnings:
  Income before income taxes                             $1,133                 $928
  Add: Fixed charges, net                                 3,168                2,733
    Income before income taxes and                    -----------          -----------
      fixed charges, net                                 $4,301               $3,661
                                                      ===========          ===========
Fixed charges:
  Total interest expense                                 $3,145               $2,709
  Interest factor in rents                                   23                   24
                                                      -----------          -----------
    Total fixed charges                                  $3,168               $2,733
                                                      ===========          ===========
Ratio of earnings to fixed charges                          1.4                  1.3


RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                             $1,133                 $928
  Add: Fixed charges, net                                 3,168                2,733
    Income before income taxes and                    -----------          -----------
      fixed charges, net                                 $4,301               $3,661
                                                      ===========          ===========

Fixed charges:
  Total interest expense                                 $3,145               $2,709
  Interest factor in rents                                   23                   24
  Preferred stock dividends                                  24                   31
                                                      -----------          -----------
    Total fixed charges and preferred                    $3,192               $2,764
      stock dividends                                 ===========          ===========

Ratio of earnings to fixed charges and
  preferred stock dividends                                 1.3                  1.3


                                                                            FISCAL YEAR
                                                        -------------------------------------------------
                                                            1997                1996             1995
                                                        -----------         -----------       -----------
RATIO OF EARNINGS TO FIXED CHARGES
Earnings:
  Income before income taxes                               $4,274              $3,117           $2,292
  Add: Fixed charges, net                                  10,898               9,026            8,285
    Income before income taxes and                      -----------         -----------       -----------
      fixed charges, net                                  $15,172             $12,143           10,577
                                                        ===========         ===========       ===========

Fixed charges:
  Total interest expense                                  $10,806              $8,934           $8,190
  Interest factor in rents                                     92                  92               95
                                                        -----------         -----------       -----------
    Total fixed charges                                   $10,898              $9,026           $8,285
                                                        ===========         ===========       ===========
Ratio of earnings to fixed charges                            1.4                 1.3              1.3


RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                               $4,274              $3,117           $2,292
  Add: Fixed charges, net                                  10,898               9,026            8,285
    Income before income taxes and                      -----------         -----------       -----------
      fixed charges, net                                  $15,172             $12,143          $10,577
                                                        ===========         ===========       ===========

Fixed charges:
  Total interest expense                                  $10,806              $8,934           $8,190
  Interest factor in rents                                     92                  92               95
  Preferred stock dividends                                   110                 101               95
    Total fixed charges and preferred                   -----------         -----------       -----------
      stock dividends                                     $11,008              $9,127           $8,380
                                                        ===========         ===========       ===========
Ratio of earnings to fixed charges and
  preferred stock dividends                                   1.4                 1.3              1.3


        "Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.